EXHIBIT 23.1

                   Consent of Independent Public Accountants



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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-11 (File No. 333-9943) of our report dated February 21, 1997, on our audit of the financial statements of CNL American Realty Fund, Inc. We also consent to the reference to our Firm under the caption "Experts".


/s/ Coopers & Lybrand L.L.P.


Orlando, Florida
June 26, 1997